Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

New York, August 3, 2022 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2022.

$297.1 million quarterly revenues increased 13.9% (17.8% on a constant currency basis) compared to prior year period
$1.2 trillion average daily volume (“ADV”) for the quarter, an increase of 20.4% compared to prior year period, with record ADV in swaps/swaptions ≥ 1-year; fully electronic U.S. High Grade; municipal bonds and repurchase agreements
$81.6 million net income and $111.7 million adjusted net income for the quarter, increases of 23.2% and 19.3% respectively from prior year period
52.4% adjusted EBITDA margin and $155.6 million adjusted EBITDA for the quarter, compared to 50.6% and $131.9 million respectively for prior year period
$0.33 diluted earnings per share (“Diluted EPS”) for the quarter and $0.47 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared; $9.0 million of shares repurchased

Lee Olesky, Chairman and CEO, Tradeweb Markets:
"Tradeweb delivered another quarter of robust year-over-year revenue growth thanks to strong contributions from multiple asset classes, showcasing our differentiated and diversified business model. While complex macroeconomic conditions and continued rates volatility made for challenging global markets, we saw increased adoption and engagement with a range of trading protocols. Institutional and wholesale clients continued to be active this quarter, and a surge in retail trading volumes was led by municipal bonds and U.S. Treasuries.
In June we launched the Spotlight Dealer Diversity Program, developed with input from the dealer and buy-side communities to promote diverse dealers on the Tradeweb platform. More recently, we were delighted to announce that Thomas Pluta will succeed Billy Hult as President of Tradeweb when Billy succeeds me as CEO on January 1, 2023. We remain sharply focused on collaborating with clients through challenging markets and positioning Tradeweb for continued growth.”

SELECT FINANCIAL RESULTS	2Q22	2Q21	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	2Q22	2Q21	YoY
GAAP Financial Measures							Rates	Cash	$341	$319	7.0%
Total revenue	$297,138	$260,840	13.9%		17.8%			Derivatives	368	257	43.2%
Rates	$151,586	$134,003	13.1%		17.6%			Total	709	576	23.2%
Credit	$83,991	$72,212	16.3%		19.4%		Credit	Cash	10	10	6.9%
Equities	$22,659	$17,397	30.2%		37.6%			Derivatives	16	9	92.3%
Money Markets	$12,166	$11,340	7.3%		10.5%			Total	27	18	47.4%
Market Data	$21,030	$20,007	5.1%		7.0%		Equities	Cash	10	8	20.7%
Other	$5,706	$5,881	(3.0)%		(2.9)%			Derivatives	7	8	(13.5)%
Net income	$81,600	$66,233	23.2%					Total	17	16	4.1%
Net income attributable to Tradeweb Markets Inc. (2)	$68,344	$55,316	23.6%				Money Markets	Cash	424	367	15.5%
								Total	424	367	15.5%
Diluted EPS	$0.33	$0.27	22.2%					Total	$1,176	$977	20.4%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$155,621	$131,898	18.0%		22.9%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	52.4%	50.6%	+181	bps	+220	bps
Adjusted EBIT (1)	$142,612	$120,271	18.6%		23.9%
Adjusted EBIT margin (1)	48.0%	46.1%	+189	bps	+238	bps
Adjusted Net Income (1)	$111,659	$93,558	19.3%		24.7%
Adjusted Diluted EPS (1)	$0.47	$0.39	20.5%		25.6%

DISCUSSION OF RESULTS
Rates – Revenues of $151.6 million in the second quarter of 2022 increased 13.1% compared to prior year period (17.6% on a constant currency basis). Rates ADV was up 23.2% with record ADV in swaps/swaptions ≥ 1-year driven by robust client interest in the request-for-market (RFM) protocol, increased engagement from international clients and strong trading activity in emerging markets swaps.

Credit – Revenues of $84.0 million in the second quarter of 2022 increased 16.3% compared to prior year period (19.4% on a constant currency basis). Credit ADV was up 47.4% with record ADV in fully electronic U.S. High Grade credit and municipal bonds. Tradeweb's share of fully electronic TRACE volume for U.S. High Grade and U.S. High Yield for the quarter increased by +70 bps and +140 bps, respectively, compared to prior year period. Client adoption was strong across Tradeweb protocols, including request-for-quote (RFQ), Tradeweb AllTrade and portfolio trading.

Equities – Revenues of $22.7 million in the second quarter of 2022 increased 30.2% compared to prior year period (37.6% on a constant currency basis). Equities ADV was up 4.1%, with double-digit ADV increases in U.S. and European ETFs offset by double-digit ADV decreases in equity derivatives as market volatility remained elevated.

Money Markets – Revenues of $12.2 million in the second quarter of 2022 increased 7.3% compared to prior year period (10.5% on a constant currency basis). Money Markets ADV was up 15.5% led by record ADV in Repurchase Agreements.

Market Data – Revenues of $21.0 million in the second quarter of 2022 increased 5.1% compared to prior year period (7.0% on a constant currency basis). The increase was derived from increased third party market data fees and Refinitiv market data fees.

Other – Revenues of $5.7 million in the second quarter of 2022 decreased 3.0% compared to prior year period (2.9% decrease on a constant currency basis).

Operating Expenses of $190.5 million in the second quarter of 2022 increased 7.6% compared to $177.0 million in the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation, including $5.7 million in CEO Retirement Accelerated Stock-Based Compensation Expense recognized during the second quarter of 2022; higher depreciation and amortization expense; and higher technology and communications expenses primarily due to increased clearing and data fees driven by higher trading volumes; partially offset by lower general and administrative expense, as foreign exchange gains increased more than travel and entertainment expense increased following the easing of restrictions relating to the pandemic.

Adjusted Expenses of $154.5 million increased 9.9% (12.6% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher general and administrative expenses; higher technology and communications expenses; and higher depreciation and amortization expenses. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Second Quarter 2022
•Launched Spotlight Dealer Diversity Program designed to promote diverse dealers on the Tradeweb platform
•Introduced enhanced functionality of electronic portfolio trading tool to increase flexibility and efficiency for institutional clients
•Completed the first-ever fully electronic SOFR swaption trade
•Recognized in numerous awards including: Trading & Tech Awards — Best Fixed Income Trading Platform (Financial News); Trading & Tech Awards, Trading Initiative of the Year — AiEX (Financial News); 40 Top Innovators in Financial Markets — Lee Olesky (TabbForum); Person of the Decade — Lee Olesky (Markets Media); Women in Finance Asia Awards, Excellence in Trading — YiLin Lee (Markets Media)
July 2022
•Announced Thomas Pluta will join Tradeweb in October as President-elect
•Appointed Jacques Aigrain and Rana Yared as Independent Directors to Tradeweb’s board
•Celebrated the opening of Tradeweb’s new Paris office
CAPITAL MANAGEMENT
•$959.7 million in cash and cash equivalents and an undrawn $500 million credit facility at June 30, 2022
•Non-acquisition related capital expenditures and capitalization of software development in second quarter 2022: $15.0 million
•Free cash flow for the trailing twelve months ended June 30, 2022 of $538.4 million, up 24.1% compared to the prior year period. See “Non-GAAP Financial Measures” for additional information
•During the second quarter of 2022, as part of its Share Repurchase Program, Tradeweb purchased 103,458 shares of Class A common stock, at an average price of $86.99, for purchases totaling $9.0 million. As of June 30, 2022, a total of $18.0 million remained available for repurchase pursuant to the Share Repurchase Program
•$2.2 million in shares were withheld in the second quarter of 2022 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on September 15, 2022 to stockholders of record as of September 1, 2022
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OTHER MATTERS
Full-Year 2022 Guidance*
Full-Year 2022 guidance is unchanged from previous confirmation on July 13, 2022.
•Adjusted Expenses: $620 - $655 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $127 million
•Assumed non-GAAP tax rate: ~22.0%
•Capital expenditures and capitalization of software development: $62 - $68 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2022 results starting at 9:30 AM EDT today, August 3, 2022. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can register to participate in the call by visiting:
https://register.vevent.com/register/BI98ccb1882ae84eeaac3d661d30a62957
After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$237,669	$205,381	$489,474	$423,197
Subscription fees	41,540	37,883	82,995	75,751
Refinitiv market data fees	15,426	14,926	30,984	30,043
Other	2,503	2,650	5,171	5,248
Total revenue	297,138	260,840	608,624	534,239

Expenses
Employee compensation and benefits	109,890	98,449	227,881	202,071
Depreciation and amortization	44,770	41,867	89,220	82,833
Technology and communications	16,034	13,957	31,810	27,501
General and administrative	7,601	8,789	17,914	12,248
Professional fees	8,575	10,368	16,432	20,096
Occupancy	3,661	3,618	7,158	7,371
Total expenses	190,531	177,048	390,415	352,120
Operating income	106,607	83,792	218,209	182,119
Net interest income (expense)	541	(325)	94	(818)
Income before taxes	107,148	83,467	218,303	181,301
Provision for income taxes	(25,548)	(17,234)	(39,258)	(33,503)
Net income	81,600	66,233	179,045	147,798
Less: Net income attributable to non-controlling interests	13,256	10,917	27,736	24,623
Net income attributable to Tradeweb Markets Inc.	$68,344	$55,316	$151,309	$123,175

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.33	$0.27	$0.74	$0.61
Diluted	$0.33	$0.27	$0.73	$0.60
Weighted average shares outstanding:
Basic	204,501,035	201,749,985	204,282,406	200,414,714
Diluted	207,272,675	207,463,960	207,371,372	206,253,756

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	June 30,		June 30,
	2022	2021	2022	2021

	(dollars in thousands)
Net income	$81,600	$66,233	$179,045	$147,798
Acquisition transaction costs (1)	15	2,966	(3)	4,727
Net interest (income) expense	(541)	325	(94)	818
Depreciation and amortization	44,770	41,867	89,220	82,833
Stock-based compensation expense (2)	7,295	2,803	11,164	9,186
Provision for income taxes	25,548	17,234	39,258	33,503
Foreign exchange (gains) / losses (3)	(3,066)	470	(2,334)	(4,883)
Tax receivable agreement liability adjustment (4)	—	—	—	—
Adjusted EBITDA	$155,621	$131,898	$316,256	$273,982
Less: Depreciation and amortization	(44,770)	(41,867)	(89,220)	(82,833)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	31,761	30,240	63,530	59,843
Adjusted EBIT	$142,612	$120,271	$290,566	$250,992
Adjusted EBITDA margin (6)	52.4%	50.6%	52.0%	51.3%
Adjusted EBIT margin (6)	48.0%	46.1%	47.7%	47.0%
(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $1.6 million and $2.8 million during the three months ended June 30, 2022 and 2021, respectively, and $3.8 million and $9.2 million during the six months ended June 30, 2022 and 2021, respectively. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and our retiring CEO.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Six Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands, except per share amounts)
Earnings per diluted share	$0.33	$0.27	$0.73	$0.60
				—
Net income attributable to Tradeweb Markets Inc.	$68,344	$55,316	$151,309	$123,175
Net income attributable to non-controlling interests (1)	13,256	10,917	27,736	24,623
Net income	81,600	66,233	179,045	147,798
Provision for income taxes	25,548	17,234	39,258	33,503
Acquisition transaction costs (2)	15	2,966	(3)	4,727
D&A related to acquisitions and the Refinitiv Transaction (3)	31,761	30,240	63,530	59,843
Stock-based compensation expense (4)	7,295	2,803	11,164	9,186
Foreign exchange (gains) / losses (5)	(3,066)	470	(2,334)	(4,883)
Tax receivable agreement liability adjustment (6)	—	—	—	—
Adjusted Net Income before income taxes	143,153	119,946	290,660	250,174
Adjusted income taxes (7)	(31,494)	(26,388)	(63,946)	(55,038)
Adjusted Net Income	$111,659	$93,558	$226,714	$195,136
Adjusted Diluted EPS (8)	$0.47	$0.39	$0.95	$0.82
(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
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(3)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $1.6 million and $2.8 million during the three months ended June 30, 2022 and 2021, respectively, and $3.8 million and $9.2 million during the six months ended June 30, 2022 and 2021, respectively. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and our retiring CEO.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for each of the three and six months ended June 30, 2022 and 2021.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Diluted weighted average shares of Class A and Class B common stock outstanding	207,272,675	207,463,960	207,371,372	206,253,756
Weighted average of other participating securities (1)	76,426	—	80,778	—
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	29,971,658	30,531,933	30,133,370	30,871,285
Adjusted diluted weighted average shares outstanding	237,320,759	237,995,893	237,585,520	237,125,041
Adjusted Net Income (in thousands)	$111,659	$93,558	$226,714	$195,136
Adjusted Diluted EPS	$0.47	$0.39	$0.95	$0.82
(1)Represents weighted average unvested restricted stock units and unsettled vested performance-based restricted stock units issued to certain retired executives that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.
(2)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Six Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands)
Operating expenses	$190,531	$177,048	$390,415	$352,120
Acquisition transaction costs (1)	(15)	(2,966)	3	(4,727)
D&A related to acquisitions and the Refinitiv Transaction (2)	(31,761)	(30,240)	(63,530)	(59,843)
Stock-based compensation expense (3)	(7,295)	(2,803)	(11,164)	(9,186)
Foreign exchange gains / (losses) (4)	3,066	(470)	2,334	4,883
Adjusted Expenses	$154,526	$140,569	$318,058	$283,247

(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents intangible asset and acquired software amortization resulting from the NFI Acquisition and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options totaling $1.6 million and $2.8 million during the three months ended June 30, 2022 and 2021, respectively, and $3.8 million and $9.2 million during the six months ended June 30, 2022 and 2021, respectively. During the three and six months ended June 30, 2022, this adjustment also includes $5.7 million and $7.4 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former CFO and our retiring CEO.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

	Trailing Twelve Months Ended June 30,
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	2022	2021

	(in thousands)
Cash flow from operating activities	$597,330	$482,687
Less: Capitalization of software development costs	(35,767)	(33,215)
Less: Purchases of furniture, equipment and leasehold improvements	(23,158)	(15,651)
Free Cash Flow	$538,405	$433,821
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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Six Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	June 30,		June 30,
	2022	2021	2022	2021

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$68,344	$55,316	$151,309	$123,175
Less: Distributed and undistributed earnings allocated to unvested RSUs and unsettled vested PRSUs (1)	(26)	—	(53)	—
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$68,318	$55,316	$151,256	$123,175

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	204,501,035	201,749,985	204,282,406	200,414,714
Dilutive effect of PRSUs	782,955	2,021,234	765,497	1,926,771
Dilutive effect of options	1,839,177	3,461,230	2,080,602	3,656,412
Dilutive effect of RSUs	149,508	231,511	242,867	255,859
Weighted average shares of Class A and Class B common stock outstanding - Diluted	207,272,675	207,463,960	207,371,372	206,253,756

Earnings per share - Basic	$0.33	$0.27	$0.74	$0.61
Earnings per share - Diluted	$0.33	$0.27	$0.73	$0.60

(1)     During the three and six months ended June 30, 2022, there was a total of 76,426 and 80,778, respectively, weighted average unvested RSUs and unsettled vested PRSUs that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method. There were none during the three and six months ended June 30, 2021.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	June 30,
	2022		2021		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$96,334	$55,252	$79,766	$54,237	$16,568	$1,015	20.8%	1.9%
Credit	77,497	6,494	65,712	6,500	11,785	(6)	17.9%	(0.1)%
Equities	20,409	2,250	14,612	2,785	5,797	(535)	39.7%	(19.2)%
Money Markets	7,658	4,508	7,242	4,098	416	410	5.7%	10.0%
Market Data	—	21,030	—	20,007	—	1,023	—	5.1%
Other	—	5,706	—	5,881	—	(175)	—	(3.0)%
Total revenue	$201,898	$95,240	$167,332	$93,508	$34,566	$1,732	20.7%	1.9%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	June 30,		YoY
	2022	2021	% Change
Rates	$2.20	$2.18	0.9%
Cash Rates	$2.27	$2.02	12.0%
Rates Derivatives	$2.14	$2.38	(10.0)%
Swaps / Swaptions Tenor (greater than 1 year)	$3.42	$3.54	(3.6)%
Other Rates Derivatives (1)	$0.22	$0.28	(20.8)%

Credit	$47.31	$57.62	(17.9)%
Cash Credit (2)	$155.56	$138.52	12.3%
Credit Derivatives and U.S. Cash “EP”	$7.73	$7.91	(2.3)%

Equities	$19.77	$14.50	36.3%
Cash Equities	$29.20	$23.21	25.8%
Equity Derivatives	$5.93	$5.34	11.1%

Money Markets (Cash)	$0.29	$0.31	(5.9)%

Total Fees per Million	$2.78	$2.70	3.1%
Total Fees per Million excluding Other Rates Derivatives (3)	$3.14	$2.95	6.7%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives and (2) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2022 Q2		2021 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$341,351	$21,125,468	$318,996	$20,346,393	7.01%
	U.S. Government Bonds	131,936	8,180,022	106,904	6,841,840	23.42%
	European Government Bonds	35,429	2,161,176	30,515	1,891,937	16.10%
	Mortgages	168,603	10,453,372	177,443	11,356,322	(4.98)%
	Other Government Bonds	5,384	330,898	4,135	256,293	30.20%
	Derivatives	367,604	22,616,945	256,648	16,209,757	43.23%
	Swaps/Swaptions ≥ 1Y	221,191	13,602,492	165,825	10,441,873	33.39%
	Swaps/Swaptions < 1Y	145,004	8,927,045	89,975	5,713,635	61.16%
	Futures	1,410	87,408	848	54,248	66.31%
	Total	708,956	43,742,413	575,644	36,556,150	23.16%
Credit	Cash	10,173	624,892	9,519	599,766	6.87%
	U.S. High Grade - Fully Electronic	3,256	201,877	2,857	182,873	13.95%
	U.S. High Grade - Electronically Processed	2,652	164,397	2,231	142,770	18.86%
	U.S. High Yield - Fully Electronic	653	40,488	477	30,506	37.00%
	U.S. High Yield - Electronically Processed	353	21,910	359	22,975	(1.56)%
	European Credit	1,741	106,178	1,911	118,454	(8.89)%
	Municipal Bonds	394	24,444	193	12,367	104.04%
	Chinese Bonds	1,001	58,041	1,373	82,377	(27.11)%
	Other Credit Bonds	123	7,556	118	7,444	4.27%
	Derivatives	16,477	1,013,032	8,566	540,584	92.34%
	Swaps	16,477	1,013,032	8,566	540,584	92.34%
	Total	26,650	1,637,924	18,085	1,140,350	47.36%
Equities	Cash	9,945	613,836	8,239	516,731	20.70%
	U.S. ETFs	7,201	446,492	5,885	370,742	22.37%
	European ETFs	2,743	167,344	2,355	145,988	16.51%
	Derivatives	6,761	418,547	7,815	490,800	(13.49)%
	Convertibles/Swaps/Options	3,273	202,579	3,850	241,047	(14.97)%
	Futures	3,488	215,968	3,965	249,752	(12.05)%
	Total	16,706	1,032,383	16,055	1,007,530	4.06%
Money Markets	Cash	424,016	26,207,624	366,978	23,326,831	15.54%
	Repurchase Agreements (Repo)	405,685	25,071,439	353,361	22,456,390	14.81%
	Other Money Markets	18,332	1,136,185	13,617	870,441	34.62%
	Total	424,016	26,207,624	366,978	23,326,831	15.54%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$1,176,328	$72,620,344	$976,762	$62,030,861	20.43%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2022 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.

Please refer to the Company's previously filed Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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